Exhibit 10.6

Recipient Information

1.	Recipient Name

DIAMIR, LLC

3 ORCHID CT

PRINCETON, NJ 08540

2.	Congressional District of Recipient

12

3.	Payment System Identifier (ID)

1271523595A2

4.	Employer Identification Number (EIN)

271523595

5.	Data Universal Numbering System (DUNS)

962781378

6.	Recipient’s Unique Entity Identifier

HLMAUZLBGAF1

7.	Project Director or Principal Investigator

SAMUIL R UMANSKY, MD

SUMANSKY@DIAMIRBIO.COM

917-843-7629

8.	Authorized Official

Kira Sheinerman

ksheinerman@diamirbio.com

917-678-0990

Federal Agency Information

9.	Awarding Agency Contact Information

***

NATIONAL INSTITUTE ON AGING

***

10.	Program Official Contact Information

***

NATIONAL INSTITUTE ON AGING

***

Federal Award Information

11.	Award Number

5R44AG044860-09

12.	Unique Federal Award Identification Number (FAIN)

R44AG044860

13.	Statutory Authority

42 USC 241 15 USC 638 42 CFR 52

14.	Federal Award Project Title

Brain-enriched microRNAs detectable in plasma as biomarkers of Alzheimer’s Disease

15.	Assistance Listing Number

93.866

16.	Assistance Listing Program Title

Aging Research

17.	Award Action Type

Non-Competing Continuation

18.	Is the Award R&D?

Yes

	Summary Federal Award Financial Information
19.	Budget Period Start Date 05/01/2022 – End Date 04/30/2023
20.	Total Amount of Federal Funds Obligated by this Action	$624,838
	20 a. Direct Cost Amount	$417,115
	20 b. Indirect Cost Amount	$166,846
21.	Authorized Carryover
22.	Offset
23.	Total Amount of Federal Funds Obligated this budget period	$624,838
24.	Total Approved Cost Sharing or Matching, where applicable	$0
25.	Total Federal and Non-Federal Approved this Budget Period	$624,838

26.	Project Period Start Date 07/01/2013 – End Date 04/30/2023
27.	Total Amount of the Federal Award including Approved Cost Sharing or Matching this Project Period	$3,359,115

28.	Authorized Treatment of Program Income

Additional Costs

29.	Grants Management Officer - Signature

***

30.	Remarks

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

SECTION I – AWARD DATA – 5R44AG044860-09

Principal Investigator(s):

SAMUIL R UMANSKY, MD

Award e-mailed to: sumansky@diamirbio.com

Dear Authorized Official:

The National Institutes of Health hereby awards a grant in the amount of $624,838 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to DIAMIR, LLC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award, including the “Terms and Conditions,” is acknowledged by the recipient when funds are drawn down or otherwise requested from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG044860. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please direct questions to the Federal Agency contacts.

Sincerely yours,

***

Grants Management Officer

NATIONAL INSTITUTE ON AGING

Additional information follows

Cumulative Award Calculations for this Budget Period (U.S. Dollars)

Salaries and Wages	$143,000
Personnel Costs (Subtotal)	$143,000
Consultant Services	$32,250
Travel	$7,500
Subawards/Consortium/Contractual Costs	$230,365
Publication Costs	$4,000

Federal Direct Costs	$417,115
Federal F&A Costs	$166,846
Approved Budget	$583,961
Fee	$40,877
Total Amount of Federal Funds Authorized (Federal Share)	$624,838
TOTAL FEDERAL AWARD AMOUNT	$624,838

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$624,838

SUMMARY TOTALS FOR ALL YEARS (for this Document Number)
YR	THIS AWARD	CUMULATIVE TOTALS
9	$624,838	$624,838

Fiscal Information:

Payment System Identifier:	1271523595A2
Document Number:	RAG044860D
PMS Account Type:	P (Subaccount)
Fiscal Year:	2022

IC	CAN	2022
AG	8033267	$624,838

NIH Administrative Data:

PCC: 3FDDSZM / OC: 41025 / Released: *** 04/05/2022

Award Processed: 04/06/2022 12:08:21 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 5R44AG044860-09

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – STANDARD TERMS AND CONDITIONS – 5R44AG044860-09

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 75.
d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.
f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part§ 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement and NOT-OD-19-025. Effective January 1, 2019, Awardees are required to submit this certification within the I-RPPR and the F-RPPR under Section G.1: Special Notice of Award and Funding Opportunity Announcement Reporting Requirements and maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement.

A certification is required at the following times:

● For SBIR/STTR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.

● For SBIR/STTR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.

The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir.

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to obtain a unique entity identifier (UEI) and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a UEI requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG044860. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award represents the final year of the competitive segment for this grant. See the NIH Grants Policy Statement Section 8.6 Closeout for complete closeout requirements at: http://grants.nih.gov/grants/policy/policy.htm#gps.

A final expenditure Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 120 days of the period of performance end date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/policy.htm#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) quarterly cash transaction data. A final quarterly federal cash transaction report is not required for awards in PMS B subaccounts (i.e., awards to foreign entities and to Federal agencies). NIH will close the awards using the last recorded cash drawdown level in PMS for awards that do not require a final FFR on expenditures or quarterly federal cash transaction reporting. It is important to note that for financial closeout, if a grantee fails to submit a required final expenditure FFR, NIH will close the grant using the last recorded cash drawdown level. If the grantee submits a final expenditure FFR but does not reconcile any discrepancies between expenditures reported on the final expenditure FFR and the last cash report to PMS, NIH will close the award at the lower amount. This could be considered a debt or result in disallowed costs.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted within 120 days of the expiration date. The HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm. This paragraph does not apply to Training grants, Fellowships, and certain other programs—i.e., activity codes C06, D42, D43, D71, DP7, G07, G08, G11, K12, K16, K30, P09, P40, P41, P51, R13, R25, R28, R30, R90, RL5, RL9, S10, S14, S15, U13, U14, U41, U42, U45, UC6, UC7, UR2, X01, X02.

Unless an application for competitive renewal is submitted, a Final Research Performance Progress Report (Final RPPR) must also be submitted within 120 days of the period of performance end date. If a competitive renewal application is submitted prior to that date, then an Interim RPPR must be submitted by that date as well. Instructions for preparing an Interim or Final RPPR are at: https://grants.nih.gov/grants/rppr/rppr_instruction_guide.pdf. Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the Interim or Final RPPR. Note that data reported within Section I of the Interim and Final RPPR forms will be made public and should be written for a lay person audience.

NIH strongly encourages electronic submission of the final invention statement through the Closeout feature in the Commons, but will accept an email or hard copy submission as indicated below.

Email: The final invention statement may be e-mailed as PDF attachments to: NIHCloseoutCenter@mail.nih.gov.

Hard copy: Paper submissions of the final invention statement may be faxed to the NIH Division of Central Grants Processing, Grants Closeout Center, at 301-480-2304, or mailed to:

National Institutes of Health

Office of Extramural Research

Division of Central Grants Processing

Grants Closeout Center

6705 Rockledge Drive

Suite 5016, MSC 7986

Bethesda, MD 20892-7986 (for regular or U.S. Postal Service Express mail)

Bethesda, MD 20817 (for other courier/express deliveries only)

NOTE: If this is the final year of a competitive segment due to the transfer of the grant to another institution, then a Final RPPR is not required. However, a final expenditure FFR is required and should be submitted electronically as noted above. If not already submitted, the Final Invention Statement is required and should be sent directly to the assigned Grants Management Specialist.

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV – AG SPECIFIC AWARD CONDITIONS – 5R44AG044860-09

Clinical Trial Indicator: No

This award does not support any NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

Funding for this award has been provided by Alzheimer’s Disease Initiative funds.

The issuance of this award has been delayed due to administrative considerations. According to NIH policy, if pre-award costs are necessary, they may be approved by the Authorized Organization Representative (AOR).

This award includes funds awarded for consortium activity with University of California, San Diego, University of Pennsylvania and Weill Cornell Medicine. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at: http://grants.nih.gov/grants/policy/nihgps/HTML5/section_15/15_consortium_agreements.htm

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site at www.iedison.gov which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

The format for the Final Report is as follows:

1. State the beginning and ending dates for the period covered by the SBIR/STTR Phase I/Phase II grant.

2. List all key personnel who have worked on the project during that period, their titles, dates of service, and number of hours devoted to the project.

3. Summarize the specific aims of the Phase I grant.

4. Provide a succinct account of published and unpublished results, indicating progress toward their achievement. Summarize the importance of the findings. Discuss any changes in the specific aims since the project was initiated. Include the Inclusion Enrollment Report with the final enrollment data for clinical research (MS Word or PDF).

5. List titles and complete references to publications, and manuscripts accepted for publication, if any, that resulted from the project’s effort. Submit five copies of such items, except patent and invention reports, as an Appendix.

6. List patents, copyrights, trademarks, invention reports and other printed materials, if any, that resulted from the project or describe patent status, trade secrets or other demonstration of IP protection.

7. Describe the technology developed from this SBIR/STTR, its intended use and who will use it.

8. Describe the current status of the product (e.g., under development, commercialized, in use, discontinued).

9. If applicable, describe the status of FDA approval for your product, process, or service (e.g., continuing pre-IND studies, filed an IND, in Phase I (or II or III) clinical trials, applied for approval, review ongoing, approved, not approved).

10. Describe how your company has benefited from the program and/or the technology developed (e.g., firm’s growth, follow-on funding, increased technical expertise, licensing agreements, spin-off companies, public offering [include stock exchange and symbol]).

11. List of the generic and/or commercial name of product, process, or service, if any, that resulted from SBIR/STTR funding. If applicable, indicate the number of products sold.

12. Provide the current number of employees (total full time equivalents [FTEs]).

SPREADSHEET SUMMARY

AWARD NUMBER: 5R44AG044860-09

INSTITUTION: DIAMIR, LLC

Budget	Year 9
Salaries and Wages	$143,000
Personnel Costs (Subtotal)	$143,000
Consultant Services	$32,250
Travel	$7,500
Subawards/Consortium/Contractual Costs	$230,365
Publication Costs	$4,000
FEE	$40,877
TOTAL FEDERAL DC	$417,115
TOTAL FEDERAL F&A	$166,846
TOTAL COST	$624,838

Facilities and Administrative Costs	Year 9
F&A Cost Rate 1	40%
F&A Cost Base 1	$417,115
F&A Costs 1	$166,846

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